Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH REPORTS THIRD QUARTER FINANCIAL RESULTS
AND PROVIDES A BUSINESS UPDATE

SUWANEE, GA, November 20, 2017 – SANUWAVE Health, Inc. (OTCQB: SNWV) reported financial results for the three and nine months ended September 30, 2017 on November 14 2017 and will provide a business update on a conference call at 10:00AM Eastern Time on Tuesday, November 21, 2017.

Highlights of the third quarter and recent weeks:

●
SANUWAVE entered into a binding term sheet with MundiMed Distribuidora Hospitalar LTDA (“MundiMed”) for a joint venture for the manufacture, sale and distribution of our dermaPACE® device.

●
SANUWAVE exhibited, in conjunction with Georgia Department of Economic Development, at MEDICA in Dusseldorf, Germany on 13 -16 November 2017. MEDICA is the world's leading trade fair for the medical industry. SANUWAVE used this occasion to further educate on our lead wound care product, dermaPACE and our industry leading device for the treatment of various orthopedic conditions, orthoPACE®. Kevin Richardson, Acting CEO, Iulian Cioanta, Vice President of Research and Development, and André Mouton, Vice President of International Sales and Relations, attended this conference.

●
SANUWAVE exhibited at Wounds Canada 2017 Fall Conference in Mississauga, Ontario on 16 -19 November 2017. Wounds Canada's fall conference is a continuing education event designed to support health-care professionals who work with patients with wounds or who are at risk for developing wounds. SANUWAVE used this occasion to introduce and educate on our lead wound care product, dermaPACE. Lisa Sundstrom, Chief Financial Advisor, attended this conference.

 “We are very excited about the progress we are making in this quarter and for the year. We are still on track for FDA approval between now and early 2018. Our footprint continues to expand international with the addition of our joint venture with MundiMed Distuidora of Brazil. As you know we will be launching clinical work both domestically and internationally to further understand the uses for our wound care product dermaPACE as well as orthoPace, our orthopedic product,” stated Kevin Richardson II, CEO and Chairman.

Third Quarter Financial Results

Revenues for the three months ended September 30, 2017 were $161,585, compared to $255,652 for the same period in 2016, a decrease of $94,067, or 37%. Revenues resulted primarily from sales in Europe, Asia and Asia/Pacific of our orthoPACE device and related applicators. The decrease in revenues for 2017 was due to lower sales of new orthoPACE devices and applicators in Europe and Asia/Pacific in 2017.

Research and development expenses for the three months ended September 30, 2017 were $266,837, compared to $266,473 for the same period in 2016, an increase of $364.

General and administrative expenses for the three months ended September 30, 2017 were $475,377, as compared to $645,863 for the same period in 2016, a decrease of $170,486, or 26%. The decrease in general and administrative expenses was due to lower legal fees, lower salary and benefits as a result of reduction in headcount and decrease in bad debt reserve.

Net loss for the three months ended September 30, 2017 was $851,325, or ($0.01) per basic and diluted share, compared to a net loss of $1,139,810, or ($0.01) per basic and diluted share, for the same period in 2016, a decrease in the net loss of $288,485, or 25%. The decrease in the net loss for 2017 was primarily due to lower general and administrative expenses and reduction in amortization costs.

Nine Months Ended September 30, 2017 Financial Results

Revenues for the nine months ended September 30, 2017 were $422,199, compared to $728,382 for the same period in 2016, a decrease of $306,183, or 42%. Revenues resulted primarily from sales in Europe, Asia and Asia/Pacific of our orthoPACE device and related applicators. The decrease in revenues for 2017 was due to lower sales of new orthoPACE devices and applicators and lower applicator refurbishments in Europe and Asia/Pacific in 2017.

Research and development expenses for the nine months ended September 30, 2017 were $965,084, compared to $1,052,595 for the same period in 2016, a decrease of $87,511, or 8%. Research and development expenses decreased in 2017 as a result of lower payments to consultants related to the de novo petition submission to the FDA in July 2016.

General and administrative expenses for the nine months ended September 30, 2017 were $1,875,891, as compared to $1,734,891 for the same period in 2016, an increase of $141,000, or 8%. The increase in general and administrative expenses was due to non-cash stock compensation expense for stock options issued in June 2017, increase in bad debt reserve and was partially offset by lower legal and investor relations fees.

Net loss for the nine months ended September 30, 2017 was $2,760,794, or ($0.02) per basic and diluted share, compared to a net loss of $3,986,509, or ($0.04) per basic and diluted share, for the same period in 2016, a decrease in the net loss of $1,225,715, or 31%. The decrease in the net loss for 2017 was primarily due to a gain on the warrant valuation and lower operating expenses as noted above.

Conference Call

The Company will host a conference call on Tuesday, November 21, 2017, beginning at 10:00AM Eastern Time to discuss the third quarter financial results, provide a business update and answer questions. Shareholders and other interested parties can participate in the conference call by dialing 866-567-1602 (U.S.) or 404-267-0372 (international) or via webcast at
http://www.investorcalendar.com/event/22346.

A replay of the conference call will be available beginning two hours after its completion through December 5, 2017, by dialing 877-481-4010 (U.S.) or 919-882-2331 (international) and entering Conference ID 22346.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (OTCQB:SNWV) (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. In the U.S., dermaPACE is currently under the FDA’s de novo petition review process for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Millennium Park Capital LLC
Christopher Wynne
312-724-7845
cwynne@mparkcm.com

SANUWAVE Health, Inc.
Kevin Richardson II
Chairman of the Board
978-922-2447
investorrelations@sanuwave.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$40,226	$133,571
Accounts receivable, net of allowance for doubtful accounts	172,119	460,799
Inventory, net	176,109	231,953
Prepaid expenses	103,539	87,823
TOTAL CURRENT ASSETS	491,993	914,146

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	59,395	76,938

OTHER ASSETS	13,922	13,786
TOTAL ASSETS	$565,310	$1,004,870

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,435,431	$712,964
Accrued expenses	459,735	375,088
Accrued employee compensation	65,154	64,860
Advances from related parties and accredited investors	751,616	-
Interest payable, related parties	535,125	109,426
Short term loan, net	100,000	47,440
Warrant liability	1,058,202	1,242,120
Notes payable, related parties, net	5,183,310	5,364,572
TOTAL LIABILITIES	9,588,573	7,916,470

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, SERIES A CONVERTIBLE, par value $0.001,
6,175 authorized; 6,175 shares issued and 0 shares outstanding
in 2017 and 2016	-	-

PREFERRED STOCK, SERIES B CONVERTIBLE, par value $0.001,
293 authorized; 293 shares issued and 0 shares outstanding
in 2017 and 2016, respectively	-	-

PREFERRED STOCK - UNDESIGNATED, par value $0.001, 4,993,532
shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 350,000,000 shares authorized;
139,099,843 and 137,219,968 issued and outstanding in 2017 and
2016, respectively	139,100	137,220

ADDITIONAL PAID-IN CAPITAL	93,077,145	92,436,697

ACCUMULATED DEFICIT	(102,194,242)	(99,433,448)

ACCUMULATED OTHER COMPREHENSIVE LOSS	(45,266)	(52,069)
TOTAL STOCKHOLDERS' DEFICIT	(9,023,263)	(6,911,600)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$565,310	$1,004,870

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016

REVENUES	$161,585	$255,652	$422,199	$728,382

COST OF REVENUES (exclusive of depreciation and amortization shown below)	61,684	98,678	141,523	249,847

OPERATING EXPENSES
Research and development	266,837	266,473	965,084	1,052,595
General and administrative	475,377	645,863	1,875,891	1,734,891
Depreciation	5,465	1,554	17,543	3,227
Amortization	-	76,689	-	230,067
Gain on sale of property and equipment	-	-	-	(1,000)
TOTAL OPERATING EXPENSES	747,679	990,579	2,858,518	3,019,780

OPERATING LOSS	(647,778)	(833,605)	(2,577,842)	(2,541,245)

OTHER INCOME (EXPENSE)
(Loss) Gain on warrant valuation adjustment and conversion	(41,681)	(43,536)	316,952	(812,983)
Interest expense, net	(160,978)	(259,302)	(496,997)	(623,066)
Loss on foreign currency exchange	(888)	(3,367)	(2,907)	(9,215)
TOTAL OTHER INCOME (EXPENSE), NET	(203,547)	(306,205)	(182,952)	(1,445,264)

NET LOSS	(851,325)	(1,139,810)	(2,760,794)	(3,986,509)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	20,570	(2,268)	6,803	(4,980)
TOTAL COMPREHENSIVE LOSS	$(830,755)	$(1,142,078)	$(2,753,991)	$(3,991,489)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.01)	$(0.01)	$(0.02)	$(0.04)

Weighted average shares outstanding - basic and diluted	139,099,843	115,528,604	138,711,527	97,798,261

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,760,794)	$(3,986,509)
Adjustments to reconcile net loss to net cash used by operating activities to net cash used by operating activities
Depreciation	17,543	3,227
Change in allowance for doubtful accounts	87,830	15,376
Amortization	-	230,067
Stock-based compensation - employees, directors and advisors	482,295	116,550
(Gain) Loss on warrant valuation adjustment	(316,952)	812,982
Amortization of debt discount	71,298	18,548
Amortization of debt issuance costs	-	114,522
Loss on conversion option of promissory note payable	-	75,422
Loss on conversion option of convertible debenture	-	50,100
Stock issued for consulting services	-	43,540
Gain on sale of property and equipment	-	(1,000)
Changes in assets - (increase)/decrease
Accounts receivable - trade	200,850	(82,219)
Inventory	55,844	17,922
Prepaid expenses	(15,716)	755
Other	(136)	(2,843)
Changes in liabilities - increase/(decrease)
Accounts payable	722,467	(133,173)
Accrued expenses	84,647	60,369
Accrued employee compensation	294	209,465
Interest payable, related parties	425,699	(239,803)
Promissory notes, accrued interest	-	(32,271)
NET CASH USED BY OPERATING ACTIVITIES	(944,831)	(2,708,973)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	-	1,000
Purchases of property and equipment	-	(7,878)
NET CASH USED BY INVESTING ACTIVITIES	-	(6,878)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from warrant exercise	93,067	32,000
Advances from related parties and accredited investors	751,616	-
Proceeds from 2016 Public Offering, net	-	1,596,855
Proceeds from 2016 Private Offering, net	-	1,528,200
Proceeds from convertible promissory notes, net	-	106,000
Proceeds from convertible debenture, net	-	175,000
Payment of convertible promissory notes	-	(155,750)
Payment of convertible debenture	-	(210,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	844,683	3,072,305

EFFECT OF EXCHANGE RATES ON CASH	6,803	(4,980)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(93,345)	351,474

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	133,571	152,930
CASH AND CASH EQUIVALENTS, END OF PERIOD	$40,226	$504,404

SUPPLEMENTAL INFORMATION
Cash paid for interest, related parties	$-	$630,549

NONCASH INVESTING ACTIVITIES
Cashless warrant conversion	$66,966	$-